Exhibit 5.3
Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
January 4, 2010
Willis Group Holdings Public Limited Company
51 Lime Street
London EC3M 7DQ, England
Ladies and Gentlemen:
     We have acted as counsel to Willis Group Holdings Public Limited Company , a company incorporated under the laws of Ireland having company number 475616 (the “Company”), Trinity Acquisition plc, a company with limited liability organized under the laws of England and Wales (“Trinity”), Willis North America, a Delaware corporation (“Willis North America,” and together with the Company and Trinity, the “Issuers”), Willis Netherlands Holdings B.V., a company organized under the laws of the Netherlands (the “New Guarantor”), Willis Investment UK Holdings Limited, a company with limited liability organized under the laws of England and Wales, TA I Limited, a company with limited liability organized under the laws of England and Wales, TA II Limited, a company with limited liability organized under the laws of England and Wales, TA III Limited, a company with limited liability organized under the laws of England and Wales, TA IV Limited, a company with limited liability organized under the laws of England and Wales, and Willis Group Limited, a company with limited liability organized under the laws of England and Wales (individually, a “Guarantor” and collectively, together with the Company and Trinity, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment No. 2, dated the date hereof, (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-160129), filed by Willis Group Holdings Limited, a Bermuda exempted company, with the Commission on June 19, 2009 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the following securities, and the prospectus contained therein: (i) ordinary shares of the Company, nominal value $0.000115 per share (the “Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”); (iii) shares of preferred shares of the Company, nominal value $0.000115 per share (the “Preferred Shares”); (iv) warrants to purchase Preferred Shares (the “Preferred Share Warrants”); (v) debt securities of the Company, which may be either senior (“Company Senior Debt Securities”), senior subordinated (“Company Senior Subordinated Securities”) or subordinated (the “Company Subordinated Debt Securities”) (collectively the “Company Debt Securities”); (vi) warrants to purchase Company Debt Securities (the “Debt Security Warrants” and together with the Ordinary Share Warrants and the

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Preferred Share Warrants, the “Securities Warrants”); (vii) warrants coupled with the purchase of Ordinary Shares, Preferred Shares or Debt Securities (the “Warrant Units”); (viii) debt securities of Trinity, which may be either senior (“Trinity Senior Debt Securities”), senior subordinated (“Trinity Senior Subordinated Debt Securities”) or subordinated (the “Trinity Subordinated Debt Securities”) (collectively the “Trinity Debt Securities”); (ix) guarantees of certain of the Guarantors (including the Company and the New Guarantor) to be issued in connection with the Trinity Debt Securities (the “Trinity Guarantees”); (x) debt securities of Willis North America, which may be either senior (“Willis North America Senior Debt Securities”), senior subordinated (“Willis North America Senior Subordinated Debt Securities”) or subordinated (the “Willis North America Subordinated Debt Securities”) (collectively the “Willis North America Debt Securities”); (xi) guarantees of certain of the Guarantors (including the Company and the New Guarantor) to be issued in connection with the Willis North America Debt Securities (the “Willis North America Guarantees”); (xii) contracts for purchase and sale of Ordinary Shares, including prepaid contracts for purchase and sale of Ordinary Shares (the “Purchase Contracts”); (xiii) Share Purchase Units of the Company, consisting of a Purchase Contract and Company Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Ordinary Shares under the Purchase Contracts (the “Share Purchase Units”); and (xiv) Ordinary Shares, Preferred Shares and Company Debt Securities which may be issued upon exercise of Securities Warrants (as defined below) or Purchase Contracts, whichever is applicable. The Ordinary Shares, the Preferred Shares, the Company Debt Securities, the Trinity Debt Securities, the Trinity Guarantees, the Willis North America Debt Securities, the Willis North America Guarantees, the Purchase Contracts, the Securities Warrants and the Share Purchase Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) pursuant to Rule 415 under the Act.
     The Company Senior Debt Securities will be issued under an Indenture (the “Company Senior Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Senior Trustee”). The Company Senior Subordinated Debt Securities will be issued under an Indenture (the “Company Senior Subordinated Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Senior Subordinated Trustee”). The Company Subordinated Debt Securities will be issued under an Indenture (the “Company Subordinated Indenture”) between the Company and The Bank of New York Mellon, as Trustee (the “Subordinated Trustee”). The Senior Trustee, the Senior Subordinated Trustee and the Subordinated Trustee are hereinafter referred to collectively as the “Trustees.” The Company Senior Indenture, the Company Senior Subordinated Indenture and the Company Subordinated Indenture are hereinafter referred to collectively as the “Company Indentures.”

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     The Trinity Guarantees to be issued by the Company and the New Guarantor with respect to the Trinity Senior Debt Securities will be issued under an Indenture (the “Trinity Senior Indenture”) among Trinity, certain of the Guarantors and the Senior Trustee. The Trinity Guarantees to be issued by the Company and the New Guarantor with respect to the Trinity Senior Subordinated Debt Securities will be issued under an Indenture (the “Trinity Senior Subordinated Indenture”) among Trinity, certain of the Guarantors and the Senior Subordinated Trustee. The Trinity Guarantees to be issued by the Company and the New Guarantor with respect to the Trinity Subordinated Securities will be issued under an Indenture (the “Trinity Subordinated Indenture”) among Trinity, certain of the Guarantors and the Subordinated Trustee. The Trinity Senior Indenture, the Trinity Senior Subordinated Indenture and the Trinity Subordinated Indenture are hereinafter referred to collectively as the “Trinity Indentures.”
     The Willis North America Guarantees to be issued by the Company and the New Guarantor with respect to the Willis North America Senior Debt Securities will be issued under an Indenture (the “Willis North America Senior Indenture”) among Willis North America, certain of the Guarantors and the Senior Trustee. The Willis North America Guarantees to be issued by the Company and the New Guarantor with respect to the Willis North America Senior Subordinated Debt Securities will be issued under an Indenture (the “Willis North America Senior Subordinated Indenture”) among Willis North America, certain of the Guarantors and the Senior Subordinated Trustee. The Willis North America Guarantees to be issued by the Company and the New Guarantor with respect to the Willis North America Subordinated Debt Securities will be issued under an Indenture (the “Willis North America Subordinated Indenture”) among Willis North America, certain of the Guarantors and the Subordinated Trustee. The Willis North America Senior Indenture, the Willis North America Senior Subordinated Indenture and the Willis North America Subordinated Indenture are hereinafter referred to collectively as the “Willis North America Indentures.” The Company Indentures, the Trinity Indentures and the Willis North America Indentures are hereinafter referred to collectively as the “Indentures.”
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amendment, (ii) the Registration Statement; (iii) the Prospectus; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such

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latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company, the New Guarantor, Trinity and Willis North America. We have also assumed (i) the valid existence of each of the Issuers and the Guarantors and (ii) that each of the Issuers and the Guarantors has the requisite corporate power and authority to enter into and perform, as applicable, the Indentures and the Securities.
     Further, we have assumed (i) the Amendment and any further amendments to the Registration Statement (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Issuers have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Issuers and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange and (vii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.
     Based on and subject to the foregoing, and subject to the qualifications stated herein, we are of the opinion that:
          1. Company Debt Securities. Assuming that the issuance and terms of any Company Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Company Indentures, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Company Debt Securities have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Company Debt Securities to be issued under the Company Indentures and the applicable supplemental indentures and of their issuance and sale have been duly established in conformity with the Company Indentures and the applicable supplemental indentures so as not to violate any applicable law, affect the enforceability of such Company Debt Securities or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the

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Company and (iii) the Company Debt Securities have been duly executed and authenticated in accordance with the Company Indentures and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Company Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
          2. Trinity Guarantees. Assuming that the issuance and terms of any Trinity Guarantees issued by the Company or the New Guarantor and the terms of the offering thereof have been duly authorized, when (i) the Trinity Indentures substantially in the form so filed, and such Trinity Guarantees have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of such Trinity Guarantees to be issued under the Trinity Indentures and of their issuance have been duly established in conformity with the Trinity Indentures so as not to violate any applicable law, affect the enforceability of such Trinity Guarantees or result in a default under or breach of any agreement or instrument binding on Guarantors party thereto, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantors party thereto and (iii) such Trinity Guarantees have been duly executed in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Trinity Guarantees will constitute valid and binding obligations of the Company and the New Guarantor, as applicable, enforceable against the applicable Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
          3. Willis North America Guarantees. Assuming that the issuance and terms of any Willis North America Guarantees issued by the Company or the New Guarantor and the terms of the offering thereof have been duly authorized, when (i) the Willis North America indentures, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to such Willis North America

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Guarantees have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of such Willis North America Guarantees to be issued under the Willis North America Indentures and the applicable supplemental indentures and of their issuance have been duly established in conformity with the related indenture so as not to violate any applicable law, affect the enforceability of such Willis North America Guarantees or result in a default under or breach of any agreement or instrument binding on the applicable Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Guarantors and (iii) such Willis North America Guarantees have been duly executed in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Willis North America Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
          4. Securities Warrants. Assuming that the issuance and terms of such Securities Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrant agreement or Warrant agreements relating to such Securities Warrants have been duly authorized, executed and delivered by the Company and the Warrant agent appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law, affect the enforceability of such Warrants or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Securities Warrants or certificates representing such Securities Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Securities Warrants (including any Securities Warrants that may be issued pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

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     5. Warrant Units. Assuming that the issuance and terms of such Warrant Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Warrant Units, if any, have been duly authorized and issued by such entity, when (i) the Warrant Unit agreement or Warrant Unit agreements relating to such Warrant Units have been duly authorized, executed and delivered by the applicable Issuer and the warrant agent appointed by the applicable Issuer, (ii) the terms of such Warrant Units have been duly established so as not to violate any applicable law, affect the enforceability of such Warrant Units or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Warrant Units have been duly executed and authenticated in accordance with the applicable Warrant Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Warrant Units (including any Warrant Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     6. Purchase Contracts. Assuming that the issuance and terms of such Purchase Contracts and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Purchase Contracts, if any, have been duly authorized and issued by such entity, when (i) the Purchase Contract agreement or Purchase Contract agreements relating to such Purchase Contracts have been duly authorized, executed and delivered by the applicable Issuer and the agent appointed by the applicable Issuer, (ii) the terms of such Purchase Contracts have been duly established so as not to violate any applicable law, affect the enforceability of such Purchase Contracts or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Purchase Contracts have been duly executed and authenticated in accordance with the applicable Purchase Contract agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Purchase Contracts (including any Purchase Contracts that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid

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and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     7. Share Purchase Units. Assuming that the issuance and terms of such Share Purchase Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Share Purchase Units, if any, have been duly authorized and issued by such entity, when (i) the Share Purchase Unit agreement or Share Purchase Unit agreements relating to such Share Purchase Units have been duly authorized, executed and delivered by the applicable Issuer and the agent appointed by the applicable Issuer, (ii) the terms of such Share Purchase Units have been duly established so as not to violate any applicable law, affect the enforceability of such Share Purchase Units or result in a default under or breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the applicable Issuer, and (iii) such Share Purchase Units have been duly executed and authenticated in accordance with the applicable Share Purchase Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and any underwriting agreement, such Share Purchase Units (including any Share Purchase Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     The opinions expressed herein are limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

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Very truly yours,
/s/ Weil, Gotshal & Manges LLP